UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

September 30, 2016
(Date of Report - date of earliest event reported)

Arbutus Biopharma Corporation
(Exact Name of Registrant as Specified in Its Charter)

British Columbia, Canada (State or Other Jurisdiction of Incorporation or Organization)	001-34949 (Commission File Number)	98-0597776 (I.R.S. Employer Identification No.)

100-8900 Glenlyon Parkway Burnaby, British Columbia, Canada (Address of Principal Executive Offices)		V5J 5J8 (Zip Code)

(604) 419-3200
 (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02  Termination of a Material Definitive Agreement.

Termination of Employment – Dr. Michael Abrams, Managing Director

On September 30, 2016 Arbutus Biopharma Corporation (the “Corporation”) entered into a termination and severance agreement with Dr. Michael Abrams, the Managing Director of the Corporation (the “Abrams Termination Agreement”).  Pursuant to the terms of the Abrams Termination Agreement, Dr. Abrams’ employment with the Corporation was terminated effective as of September 30, 2016 (the “Abrams Effective Date”) and in accordance with the terms of Dr. Abrams’ employment agreement dated August 4, 2015, Dr. Abrams will receive (i) all earned but unpaid base salary including any accrued but unused vacation time and (ii) a lump sum payment of $417,000 and potential continued insurance benefit coverage or reimbursement for equivalent private coverage. In addition, all previously granted and outstanding options will expire on September 30, 2017 and Dr. Abrams will be required to sign a consulting agreement with the Corporation to provide transitional business services for a period of twelve months from the Abrams Effective Date.

Termination of Employment – Dr. Mark Kowalski, Chief Medical Officer

On September 30, 2016, the Corporation entered into a termination and severance agreement with Dr. Mark Kowalski, the Chief Medical Officer of the Corporation (the “Kowalski Termination Agreement”).  Pursuant to the terms of the Kowalski Termination Agreement,   Dr. Kowalski’s employment with the Corporation was terminated effective as of September 30, 2016 (the “Kowalski Effective Date”) and in accordance with the terms of Dr. Kowalski’s employment agreement dated August 4, 2015, Dr. Kowalski will receive (i) all earned but unpaid base salary including any accrued but unused vacation time and (ii) a lump sum payment of $547,500, a lump sum payment of $76,500 representing the average bonus earned in the past three years, pro-rated for the period worked in 2016, and potential continued insurance benefit coverage or reimbursement for equivalent private coverage. In addition, all previously granted and outstanding options will expire on September 30, 2017 and Dr. Kowalski will be required to sign a consulting agreement with the Corporation to provide transitional business services for a period of twelve months from the Kowalski Effective Date.

Item 5.02(b) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

See the second paragraph of the disclosure provided under Item 1.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   October 5, 2016

ARBUTUS BIOPHARMA CORPORATION

By:          /s/ Bruce Cousins
Name:	Bruce Cousins
Title:	Executive Vice President & Chief Financial Officer